EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-143191, 333-188795, 333-231868, and 333-235769 on Form S-8, No. 333-229689 on Post-Effective Amendment No. 1 on S-8 to S-4, and No. 333-277241 on Form S-3 of our reports dated February 19, 2026, relating to the financial statements of Fiserv, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2025.
/s/ Deloitte & Touche LLP
Milwaukee, Wisconsin
February 19, 2026